Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Jason T. Liberty and Naftali Holtz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign in his or her name this registration statement on Form S-3 and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

EXECUTED in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ RICHARD D. FAIN	Chairman, Director	February 27, 2024
Richard D. Fain

/s/ JOHN F. BROCK	Director	February 27, 2024
John F. Brock

/s/ STEPHEN R. HOWE, JR.	Director	February 27, 2024
Stephen R. Howe, Jr.

/s/ WILLIAM L. KIMSEY	Director	February 27, 2024
William L. Kimsey

/s/ MICHAEL O. LEAVITT	Director	February 28, 2024
Michael O. Leavitt

/s/ AMY MCPHERSON	Director	February 28, 2024
Amy McPherson

/s/ MARITZA G. MONTIEL	Director	February 28, 2024
Maritza G. Montiel

Signature	Title	Date

/s/ ANN S. MOORE	Director	February 28, 2024
Ann S. Moore

Director
Eyal M. Ofer

/s/ VAGN O. SØRENSEN	Director	February 27, 2024
Vagn O. Sørensen

/s/ DONALD THOMPSON	Director	February 28, 2024
Donald Thompson

/s/ ARNE ALEXANDER WILHELMSEN	Director	February 28, 2024
Arne Alexander Wilhelmsen

/s/ REBECCA YEUNG	Director	February 27, 2024
Rebecca Yeung